Exhibit 99.1

Precigen Enters into Agreement to Divest Non-Healthcare Subsidiary Trans Ova Genetics

July 5, 2022

–	Precigen enters into agreement to sell wholly-owned subsidiary Trans Ova Genetics to URUS for $170 million in upfront cash and up to $10 million earn-out over two years; close expected in Q3 2022 –

–	Transaction, upon closing, will solidify balance sheet and the Company intends to pay the senior convertible notes when due in July 2023 –

– Divestiture of this non-healthcare subsidiary will largely complete Precigen’s strategy to focus exclusively on healthcare –

GERMANTOWN, Md., July 5, 2022 /PRNewswire/ -- Precigen, Inc. (Nasdaq: PGEN), a biopharmaceutical company specializing in the development of innovative gene and cell therapies to improve the lives of patients, today announced that the Company has entered into a definitive agreement for the sale of its wholly-owned non-healthcare subsidiary, Trans Ova Genetics, L.C. (“Trans Ova”), an industry-leading animal reproductive technologies company, to URUS, a holding company with cooperative and private ownership, for $170 million in upfront cash and up to $10 million earn-out based on the performance of Trans Ova in 2022 and 2023. Consummation of the transaction, anticipated in Q3 2022, is subject to customary closing conditions, including clearance under the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

“We believe this transaction will support Precigen's mission as a premier cell and gene therapy company laser focused on the rapid development of our top clinical assets to maximize shareholder value and potentially improve the way devastating diseases like cancer are treated," said Helen Sabzevari, PhD, President and CEO of Precigen. "I am proud of Precigen management and the Trans Ova team for successfully leading the financial turnaround of Trans Ova operations to maximize the value of this asset over the last two years. We expect to have the capacity to pay the convertible notes upon maturity and to focus on fast regulatory paths for our healthcare portfolio.”

Rabo Securities USA, Inc. is acting as exclusive financial advisor to Precigen and Davis Polk & Wardwell LLP is providing Precigen with legal support for the transaction.

Precigen: Advancing Medicine with Precision™

Precigen (Nasdaq: PGEN) is a dedicated discovery and clinical stage biopharmaceutical company advancing the next generation of gene and cell therapies using precision technology to target the most urgent and intractable diseases in our core therapeutic areas of immuno-oncology, autoimmune disorders, and infectious diseases. Our technologies enable us to find innovative solutions for affordable biotherapeutics in a controlled manner. Precigen operates as an innovation engine progressing a preclinical and clinical pipeline of well-differentiated therapies toward clinical proof-of-concept and commercialization. For more information about Precigen, visit www.precigen.com or follow us on Twitter @Precigen, LinkedIn or YouTube.

Cautionary Statement Regarding Forward-Looking Statements

Some of the statements made in this press release are forward-looking statements. These forward-looking statements are based upon the Company's current expectations and projections about future events and generally relate to plans, objectives, and expectations for the development of the Company's business, including the consummation of the prospective sale of Trans Ova Genetics, the use of capital from that transaction, the timing and progress of preclinical studies, clinical trials, discovery programs and related milestones, the promise of the Company's portfolio of therapies, and in particular its CAR-T and AdenoVerse therapies. Although management believes that the plans and objectives reflected in or suggested by these forward-looking statements are reasonable, all forward-looking statements involve risks and uncertainties, including the possibility that the sale of Trans Ova will not be consummated on the expected timeline or at all (whether due to a failure to receive, or delay in the receipt of, clearance under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 or other third party consents required for the transaction or the failure to satisfy other conditions to the consummation of the transaction), the possibility that the timeline for the Company's clinical trials might be impacted by the COVID-19 pandemic, and actual future results may be materially different from the plans, objectives and expectations expressed in this press release. The Company has no obligation to provide any updates to these forward-looking statements even if its expectations change. All forward-looking statements are expressly qualified in their entirety by this cautionary statement. For further information on potential risks and uncertainties, and other important factors, any of which could cause the Company's actual results to differ from those contained in the forward-looking statements, see the section entitled “Risk Factors“ in the Company's most recent Annual Report on Form 10-K and subsequent reports filed with the Securities and Exchange Commission.

Investor Contact: Steven M. Harasym Vice President, Investor Relations Tel: +1 (301) 556-9850 investors@precigen.com

Media Contacts: Donelle M. Gregory press@precigen.com Glenn Silver Lazar-FINN Partners glenn.silver@finnpartners.com